UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2010

China New Energy Group Company
(Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 20/F, Center Plaza, No.188 Jie Fang Road
He Ping District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-5829 9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 8, 2010 China New Energy Group Company (the “Company,” “us” or “we”), entered into an Equity Transfer Agreement (the “Agreement”) with Mr. Tang Zhixiang  (“ Mr. Tang”) to acquire from Mr. Tang a 70% equity interest in Beijing Century Dadi Gas Engineering Co., Ltd., a PRC company  (“Century Dadi”) and a 70 % equity interest in its affiliated companies including Beijing Dadi Gas Engineering Co. Ltd. (“Dadi Gas”).

Century Dadi, Dadi Gas and their respective affiliated companies are primarily engaged in the business of the supply of natural gas and construction and development of a gas pipeline network in urban areas.

The total purchase price has not yet been determined but will be based on a multiple of the net profits of Century Dadi and it consolidated subsidiaries for the fiscal year ended December 31, 2009 as determined in accordance with United States generally accepted accounting principles consistently applied capped at 392,150,000 RMB (approximately $57.5 million US dollars).  The purchase price is payable in three installments.  Each payment is subject to satisfaction of certain preconditions as described below.

Under the terms of the Agreement the parties are required to open a mutually managed account within 10 business days and to deposit 10 million RMB into that account within 15 business days which deposit will be applied towards the purchase price.

The following conditions are required to be satisfied prior to the closing of the transaction:

1)	All necessary permits, consents, licenses, governmental approvals or authorizations, relating to the legality, validity or enforceability of the sale of the transferred equity shall have been obtained
2)	All necessary processes, formalities and procedures relating to the transfer of the equity interest shall have been completed or performed; and
3)
The transfer of the equity interest will not result in the loss by Century Dadi (or any of its affiliated companies including Dadi Gas’s affiliated companies) of the rights held by them to operate their urban gas pipelines.

The first installment of 50% of the total purchase price is payable within 10 business days (with an additional 45 day grace period as described below) of the satisfaction of the following conditions:

1)	Mr. Tang shall have completed the purchase of 70% of the equity of the Century Dadi and the registration of the transfer shall have been completed; and
2)
The Articles of Associations of the Century Dadi and its affiliated companies including Dadi Gas and its affiliates shall provide that: (i) resolutions of the shareholders’ meeting with respect to the amendment of articles of association of each company, increasing or decreasing the registered capital, shall be passed by the shareholders holding  two-thirds of the shares entitled to vote; and (ii) Mr. Tang has the right to appoint all the directors of the Century Dadi  and this right to elect all of the directors shall be held by the Company following the transfer.

3)	Mr. Tang shall have obtained a written commitment from the minority shareholders who hold 30% equity of the Century Dadi to waive the right to appoint any director of Century Dadi after the transfer.
4)
During the due diligence investigation of the Company, Mr. Tang shall have provided all the materials of Century Dadi and its affiliates and Dadi Gas’ affiliates which are true, accurate and sufficient and necessary to the investigation to the Company.

5)	The due diligence review of Century Dadi and its affiliated companies (including Dadi Gas and its affiliated companies) shall have been completed.
6)	The purchase of the equity shall be approved by the Board of Directors of the Company.

The above conditions are required to be satisfied prior to June 8, 2010 otherwise the Company is entitled to take any of the following action:

(i)    terminate the Agreement, have the deposit returned and require Mr. Tang to pay the Company 10,000,000 RMB as a penalty;
(ii)   deduct 10,000,000 RMB from the first installment payment;
(iii)  require Mr. Tang to make an undertaking to satisfy the required conditions and require Mr. Tang to pay the Company no less than 2,000,000 RMB as a penalty; or
(iv)  delay the payment of  the first installment payment until the conditions are satisfied and require Mr. Tang to pay the Company no less than 3,000,000 YRMB as a penalty.

If the Company fails to pay the first installment within 10 business days after the date when all the preconditions of first installment are satisfied the Company will have an additional 45 day grace period within which to pay the first installment.  During the grace period, the Company shall pay a penalty equal to 1% per day of the amount payable.  However, in no event shall the penalty for the late payment of first installment payment be greater than 10,000,000 RMB.

The second installment of 45% of the total purchase price is payable within 10 business days (with an additional 45 day grace period) of the satisfaction of the following conditions:

1)
Century Dadi shall have completed all necessary internal decision making procedures in accordance with its Articles of Association and applicable laws and regulations, including but not limited to, obtaining approval  of the equity transfer by its Board of Directors and its shareholders;

2)
Mr. Tang shall have completed the registration of the equity transfer of Century Dadi and the subsidiary companies controlled by Century Dadi such that the Company shall be the registered owner of 70% equity interest of Century Dadi and a 70 % equity interest in its affiliated companies including Dadi Gas.  All the directors of the Board of Century Dadi after such change in registration shall be appointed by the Company.  Century Dadi shall have obtained the new business license and the business scope of Century Dadi and its subsidiary companies and affiliates, including all subsidiary companies of DADI GAS set forth on Annex I of the Agreement ) (other than  Beijing Century Dadi Transportation Ltd., Co.) shall include the operation, management and provision of services for the urban gas pipeline.

3)
The auditor appointed by the Company shall have determined that the financial records of Century Dadi (and the subsidiaries wholly-owned, controlled, equity affiliates of Century Dadi and Dadi Gas) are such that it may complete an audit of the financial statements of each of Century Dadi and the subsidiaries wholly-owned, controlled, and equity affiliates of Century Dadi and subsidiary companies wholly-owned, controlled of DADI GAS;

4)
 Mr. Tang shall  have completed all other necessary change of registration procedures (other than AIC  registration) for the equity transfer, including but not limited to alteration of tax registration, bank and other procedures that other relevant departments request

5)
Century Dadi shall have completed the equity purchase of the equity of the subsidiary companies wholly-owned, controlled of Dadi Gas listed in Annex I held by Dadi Gas and completed the corresponding alteration registration thereof.  Century Dadi shall be the owner of no less than 70% equity of each of its controlled subsidiaries (including the subsidiary companies wholly-owned, controlled of Dadi Gas listed in Annex I) or any other shareholding structure of such controlled subsidiaries (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I).

6)
Mr. Tang and Century Dadi  shall have assisted the Company to inspect the fixed assets of the Century Dadi and its subsidiary companies (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I);

7)
Mr. Tang shall deliver to the Company all company stamps, certificates, licenses, government permits and documents and materials of engineering, finance, human resources and business contracts relating to the operation of the business; and

8)	The transfer of the equity shall be complete;

9)
Before completion of the delivery, Mr. Tang shall have entered into an agreement by and among all the shareholders (other than the Century Dadi, the Company, and Mr. Tang) of  Century Dadi and the subsidiary companies wholly-owned, controlled of Century Dadi (including the subsidiary companies wholly-owned, controlled of Dadi Gas listed in Annex I) in which  Mr. Tang and the other shareholders shall agree that (i) neither of them will take part in any day-to-day operation and management (including but not limited to, serving as  director, supervisor or senior officer, etc.); (ii) each of them waives any right to be a director and agrees to vote his shares for the director nominees of the Company ; (iii) each of them waives the first right of refusal (if any) to purchase any equity sold by other shareholders of  Century Dadi and its affiliated companies (including the subsidiary companies of DADI GAS listed in Annex I) and (iv) each of them agrees that he shall only have the rights to dividends and vote for the resolution of shareholder’s meeting according to his equity proportion.

The above conditions are required to be satisfied or completed within 6 weeks after the payment of the  first installment otherwise the Company is entitled to take any of the following action:

(i)    terminate this Agreement and require Mr. Tang to pay the Company 10,000,000 RMB as a penalty;
(ii)   deduct 10,000,000 RMB from the second installment payment;
(iii)  require Mr. Tang to make an undertaking to satisfy the required condition and require Mr. Tang to pay the Company no less than 2,000,000 RMB as a penalty; or
(iv)  delay the payment of  the second  installment payment until the conditions are satisfied and require Mr. Tang to pay the Company no less than 3,000,000 YRMB as a penalty.

The third and final installment is 5% of the purchase price and is required to be paid within 10 days after the expiration of 12 months period after the completion of the transfer under the condition that Mr. Tang is free of any liabilities that may impact on the target company.  The third installment will be paid into a mutually managed account to be used to indemnify the Company against any losses it may suffer from any misrepresentations or breached by the Mr. Wang of the Agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2010

CHINA NEW ENERGY GROUP COMPANY
(Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer